Exhibit 4.1.8

L BRANDS, INC. (formerly known as LIMITED BRANDS, INC.),

THE GUARANTORS PARTY HERETO, as Guarantors

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

_________________________________

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of March 22, 2013

to

INDENTURE

Dated as of March 15, 1988

_________________________________

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF
GENERAL APPLICATION
SECTION 1.1.	Definitions.	2
ARTICLE TWO

AMENDMENTS
SECTION 2.1.	Amendments.	3
ARTICLE THREE

MISCELLANEOUS
SECTION 3.1.	Effect of Seventh Supplemental Indenture.	3
SECTION 3.2.	Effect of Headings.	3
SECTION 3.3.	Successors and Assigns.	3
SECTION 3.4.	Severability Clause.	3
SECTION 3.5.	Benefits of Seventh Supplemental Indenture.	4
SECTION 3.6.	Conflict.	4
SECTION 3.7.	Governing Law.	4
SECTION 3.8.	Trustee.	4

SEVENTH SUPPLEMENTAL INDENTURE, dated as of March 22, 2013, among L Brands, Inc. (formerly known as Limited Brands, Inc.), a Delaware corporation (hereinafter called the “Company”), the Guarantors (as hereinafter defined) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as successor trustee hereunder (hereinafter called the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee, entered into an indenture, dated March 15, 1988 (the “Base Indenture”), as amended by the first supplemental indenture, dated May 31, 2005 (the “First Supplemental Indenture”), as further amended by the second supplemental indenture, dated July 17, 2007 (the “Second Supplemental Indenture”), as further amended by the third supplemental indenture, dated May 4, 2010 (the “Third Supplemental Indenture”), as further amended by the fourth supplemental indenture, dated January 29, 2011 (the “Fourth Supplemental Indenture”), as further amended by the fifth supplemental indenture, dated March 25, 2011 (the “Fifth Supplemental Indenture”), and as further amended by the sixth supplemental indenture, dated February 7, 2012 (the “Sixth Supplemental Indenture” and the Base Indenture, as amended by the First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture and Fifth Supplemental Indenture, the “Original Indenture”), pursuant to which senior unsecured debentures, notes or other evidences of indebtedness of the Company may be issued in one or more series from time to time;

WHEREAS, Victoria’s Secret Planning, Inc., a Delaware corporation and wholly owned subsidiary of the Company, was merged with and into the Company on March 22, 2013, with the Company surviving the merger but pursuant to which the name of the Company was changed from “Limited Brands, Inc.” to “L Brands, Inc.” (the “Name Change”);

WHEREAS, Section 1301 of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Debt Securities, for specified purposes stated therein;

WHEREAS, the Company and the Guarantors desire to supplement the Indenture to reflect the Name Change;

WHEREAS, all things necessary to make this Seventh Supplemental Indenture a valid, binding and enforceable agreement of the Company, the Guarantors and the Trustee and a valid supplement to the Original Indenture have been done; and

NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the foregoing, the Company, the Guarantors and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the Holders from time to time of the Debt Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF
GENERAL APPLICATION

SECTION 1.1.       Definitions.

The Original Indenture together with this Seventh Supplemental Indenture are hereinafter sometimes collectively referred to as the “Indenture.”  For the avoidance of doubt, references to any “Section” of the “Indenture” refer to such Section of the Original Indenture as supplemented and amended by this Seventh Supplemental Indenture.  All capitalized terms which are used herein and not otherwise defined herein are defined in the Original Indenture and are used herein with the same meanings as in the Original Indenture.

For all purposes of this Seventh Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this article have the meanings assigned to them in this article and include the plural as well as the singular;

(2)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(4)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision; and

(5)           all references used herein to the male gender shall include the female gender.

ARTICLE TWO

OPERATION OF AMENDMENTS

SECTION 2.1.       Amendments.

The Original Indenture is hereby amended by replacing each instance of “Limited Brands, Inc.” with “L Brands, Inc.”  All references in the Original Indenture to the “Company” shall mean L Brands, Inc.

ARTICLE THREE

MISCELLANEOUS

SECTION 3.1.       Effect of Seventh Supplemental Indenture.

(1)           This Seventh Supplemental Indenture is a supplemental indenture within the meaning of Section 1301 of the Original Indenture, and the Original Indenture shall be read together with this Seventh Supplemental Indenture and shall have the same effect over all of the Debt Securities, in the same manner as if the provisions of the Original Indenture and this Seventh Supplemental Indenture were contained in the same instrument.

(2)           In all other respects, the Original Indenture is confirmed by the parties hereto as supplemented by the terms of this Seventh Supplemental Indenture.

SECTION 3.2.       Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 3.3.       Successors and Assigns.

All covenants and agreements in this Seventh Supplemental Indenture by the Company, the Guarantors, the Trustee and the Holders shall bind their successors and assigns, whether so expressed or not.

SECTION 3.4.       Severability Clause.

In case any provision in this Seventh Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.5.       Benefits of Seventh Supplemental Indenture.

Nothing in this Seventh Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any benefit or any legal or equitable right, remedy or claim under this Seventh Supplemental Indenture.

SECTION 3.6.       Conflict.

In the event that there is a conflict or inconsistency between the Original Indenture and this Seventh Supplemental Indenture, the provisions of this Seventh Supplemental Indenture shall control; provided, however, if any provision hereof limits, qualifies or conflicts with another provision herein or in the Original Indenture, in either case, which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

SECTION 3.7.       Governing Law.

THIS SEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR ENTERED INTO AND, IN EACH CASE, PERFORMED, IN SAID STATE.

SECTION 3.8.       Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed on the date and year first written above.

L BRANDS, INC. (f/k/a Limited Brands, Inc.)
By:	/s/ Kimberly A. Villena
	Name:	Kimberly A. Villena
	Title:	Assistant Treasurer

GUARANTORS:
BATH & BODY WORKS BRAND
MANAGEMENT, INC.
BATH & BODY WORKS, LLC
BEAUTYAVENUES, LLC
INTIMATE BRANDS, INC.
INTIMATE BRANDS HOLDING, LLC
LIMITED BRANDS DIRECT FULFILLMENT, INC.
LIMITED BRANDS SERVICE COMPANY, LLC
LIMITED STORE PLANNING, INC.
MAST INDUSTRIES, INC.
VICTORIA’S SECRET DIRECT BRAND MANAGEMENT, LLC
VICTORIA’S SECRET STORES BRAND
MANAGEMENT, INC.
VICTORIA’S SECRET STORES, LLC
By:	/s/ Kimberly A. Villena
	Name:	Kimberly A. Villena
	Title:	Assistant Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
By:	/s/ Melonee Young
	Name:	Melonee Young
	Title:	Vice President